UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 13, 2015

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip code)

(617) 621-7722

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (d)

Effective April 16, 2015, the Board of Directors (the “Board”) of Ironwood Pharmaceuticals, Inc. (the “Company”) increased the number of directors from 11 to 12 and elected Lawrence S. Olanoff, M.D., Ph.D. as a Class II director.  Dr. Olanoff’s term will expire at the Company’s 2015 annual meeting of stockholders (the “Annual Meeting”), at which time he will be included on the ballot for re-election. Dr. Olanoff has been appointed to the Governance and Nominating Committee of the Board.

Consistent with the Company’s other non-employee directors, Dr. Olanoff is participating in the Company’s Director Compensation Plan, which became effective January 1, 2014 (the “Plan”).  In connection with his appointment and pursuant to the Plan, Dr. Olanoff was granted a restricted stock award of 2,600 shares of the Company’s Class A common stock effective April 16, 2015. The forfeiture rights for all such shares will lapse on the day immediately preceding the Annual Meeting, provided that Dr. Olanoff continues to serve as a member of the Board on such date.

In addition, the Company has entered into an indemnification agreement with Dr. Olanoff, the terms of which are consistent with the indemnification agreement entered into with each of the Company’s current directors and certain of its officers.  This agreement requires the Company to indemnify Dr. Olanoff to the fullest extent permitted under Delaware law against liabilities that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.

There is no arrangement or understanding between Dr. Olanoff and any other person pursuant to which Dr. Olanoff was selected as a director. Dr. Olanoff is not, and has not been since January 1, 2014, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 13, 2015, Joseph C. Cook, Jr. and David A. Ebersman each informed the Company that he will not stand for re-election to the Board at the Annual Meeting.   As a result, the term of office for each of Messrs. Cook and Ebersman as Class II directors of the Company will end on the date of the Annual Meeting, and the size of the Board will be reduced from 12 to ten at such time.

The full text of the press release issued in connection with the announcement of Dr. Olanoff’s election to the Board and Messrs. Cook and Ebersman declining to stand for re-election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated April 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: April 16, 2015	By:	/s/ Halley E. Gilbert
Name: Halley E. Gilbert
Title: Senior Vice President, Chief Legal Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated April 16, 2015